AMENDMENT DATED AS OF MARCH 23, 1994 TO
                         AMPAL-AMERICAN ISRAEL CORPORATION
                              1993 STOCK OPTION PLAN



          1. Subparagraph (e) of Paragraph 5 is amended and restated in its entirety as follows:

                    "(e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of shares of Class A Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Payment for such shares of Class A Stock may be made (as determined by the Board of Directors) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of capital stock to the Company (including, by way of irrevocable direction to the Company, shares of Class A Stock to be received upon exercise of the Option) having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, (iv) pursuant to a broker-assisted "cashless exercise" program, if established by the Company, or (v) by any combination of the methods of payment described in (i) through
          (iv) above."

          2. The following new subparagraph (h) shall be added to the end of Paragraph 5:

                    "(h) The Company's obligation to deliver shares of Class A Stock upon the exercise of an Option shall be subject to the payment by the Optionee thereof of any applicable federal, state and local withholding tax. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment. Subject to the right of the Board of Directors to disapprove any such election and require the withholding tax in cash, an Optionee shall have the right to elect to pay the withholding tax with shares of Class A Stock to be received upon exercise of an Option or which are otherwise owned by the Optionee. Any election to pay withholding taxes with stock shall be irrevocable once made. The value of Class A Stock used as payment for a withholding tax under this subparagraph (h) shall be determined, in accordance with the provisions of subparagraph
          (a) of this Paragraph 5, on the date of the exercise of the Option with respect to which the withholding obligation arose."